SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 3, 2005

SUPREME INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		1-8183	75-1670945
(State of Incorporation)		(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237
2581 E. Kercher Road
Goshen, Indiana 46528
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: - (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On April 28, 2005, Supreme Industries, Inc. issued a press release reporting results for the fiscal quarter ended March 26, 2005. The full text of the press release is set forth in Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

c.	Exhibits

99.1	Press release dated April 28, 2005, reporting results for the fiscal quarter ended March 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		SUPREME INDUSTRIES, INC.

Dated: May 3, 2005		BY: /s/ Robert W. Wilson
		Robert W. Wilson
		Executive Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

		(Signing on behalf of the Registrant and as Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated April 28, 2005, reporting results for the fiscal quarter ended March 26, 2005.

Exhibit 99.1

SUPREME INDUSTRIES, INC.

For Immediate Release

Contact:	Robert W. Wilson
Executive Vice President
(574) 642-4888

Supreme Industries Reports Strong First-Quarter Revenues and Earnings
Revenues Increase 23 Percent and Diluted Earnings Per Share Increase 213 Percent
over Q1 2004

GOSHEN, Ind., April 28, 2005 -- Supreme Industries, Inc. -- (AMEX:STS), a leading manufacturer of specialized vehicles including truck bodies and shuttle buses, today announced financial results for the 2005 first quarter ended March 26, 2005.

Bob Wilson, Executive Vice President and Chief Financial Officer, stated, "Strong economic conditions in the commercial truck and transportation industries coupled with the effect of the price increases we implemented throughout 2004 produced higher revenues and earnings in the first quarter of 2005. The majority of the increase in net sales was attributable to higher fleet revenues, which are expected to continue through the second quarter. Supreme recorded revenues of $90.5 million for the 2005 first quarter compared to $73.6 million for the same period last year, an increase of 23 percent."

Net income for the first quarter of 2005 was $3.1 million, or $0.25 per diluted share, compared to $1.0 million, or $0.08 per diluted share, in the first quarter of 2004. Gross profit as a percentage of net sales was 12.9 percent for the quarter ended March 26, 2005, an increase of 3.2 percentage points from 9.7 percent for the quarter ended March 27, 2004. Gross profit improvement in the quarter can be attributed to the series of price increases the Company implemented throughout 2004, as well as cost stabilization for the majority of the raw materials used in the production of Supreme's products. However, the Company continues to experience increases in raw material costs of resin, gelcoats and laminated hardwood flooring.

Interest expense increased to $0.49 million in the first quarter of 2005 from $0.19 million in the same period of 2004 due to increased borrowings resulting from higher inventory levels and receivables and rising interest rates. Selling, general and administrative expenses as a percentage of net sales declined to 7.2 percent in the first quarter of 2005 from 7.4 percent in the prior-year period due to increased revenues and the relatively fixed nature of these expenses.

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Stockholders' equity totaled $70.8 million, or $5.78 per share, at March 26, 2005. Higher inventories to support a strong backlog, as well as higher receivables due to greater sales levels, increased working capital to $67.7 million at March 26, 2005 as compared to $50.9 million at December 25, 2004.

Wilson continued, "First-quarter results demonstrate that Supreme is moving toward achieving its primary financial objective of 2005, which was to improve gross margin by two percentage points over the 10 percent level achieved in 2004. With a strong sales backlog of $86 million at the end of the first quarter, we are now focusing our attention to revenues for the second half of 2005.

"Direct labor as a percentage of net sales also benefited from the increased revenues and the production of standardized fleet units. However, as fleet contracts are completed and future revenues reflect a greater percentage of customized non-fleet units, labor costs are expected to rise.

"The competitive landscape remains challenging," Wilson concluded, "and the significant price increases implemented throughout last year and on January 1 of this year could negatively impact second-half revenues. Despite these challenges, Supreme remains committed to achieving improved profitability over 2004."

A live webcast of Supreme Industries' earnings conference call can be heard today at 4:30 p.m. Eastern Time at www.supremeind.com.

Supreme Industries, Inc. is a nationwide manufacturer of specialized truck bodies that are produced to the specifications of its customers. Supreme also manufactures the StarTrans® line of special-purpose "shuttle-type" buses. The Company's transportation equipment products are used by a wide variety of industrial and commercial customers.

This report contains forward-looking statements, other than historical facts, which reflect the view of the Company's management with respect to future events. When used in this report, words such as "believe," "expect," "anticipate," "estimate," "intend," and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company's product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company's products. The forward-looking statements contained herein reflect the current views of the Company s management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

Financial Tables Follow...

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Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

		Three Months Ended
		March 26,	March 27,
		2005	2004
Revenue:
Net sales		$90,322,304	$73,481,105
Other income		161,304	83,362

		90,483,608	73,564,467

Costs and expenses:
Cost of sales		78,696,536	66,330,489
Selling, general and administrative		6,458,082	5,439,294
Interest		488,646	191,915

		85,643,264	71,961,698

Income before income taxes		4,840,344	1,602,769

Income taxes		1,746,000	613,000

Net income		$3,094,344	$989,769

Earnings per share:
Basic		$.25	$.08
Diluted		.25	.08

Shares used in the computation of earnings per share:
Basic		12,184,495	12,030,316
Diluted		12,535,450	12,485,701

Cash dividend per share		$.035	$.03

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Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets

		March 26,	December 25,
		2005	2004
		(Unaudited)	(Audited)

Assets
Current assets		$96,754,148	$80,680,035
Property, plant and equipment, net		47,829,456	47,190,964
Intangible assets, net		752,195	765,080
Other assets		547,243	560,540

Total assets		$145,883,042	$129,196,619

Liabilities
Current liabilities		$29,093,118	$29,781,764
Long-term debt		42,939,008	28,766,667
Deferred income taxes		3,085,179	3,085,179

Total liabilities		75,117,305	61,633,610
Total stockholders' equity		70,765,737	67,563,009

Total liabilities and stockholders'
equity		$145,883,042	$129,196,619

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